Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Cole National Group, Inc. (the “Company”) on Form 10-K/A for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     A signed original of this written statement required by Section 906 has been provided to Cole National Corporation and will be retained by Cole National Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 1, 2004
/s/ Larry Pollock

Name: Larry Pollock
Title: President and Chief Executive Officer

/s/ Lawrence E. Hyatt

Name: Lawrence E. Hyatt
Title: Executive Vice President and
Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.